UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 16, 2008

BALLY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 16, 2008, Bally Technologies, Inc. (the “Company”) amended its existing Employment Agreement with Mr. Robert Luciano (the “Agreement”), effective as of December 31, 2007 (the “Effective Date”).  The Agreement reflects the reduction in Mr. Luciano’s annual salary to $150,000 as of the effective date. Mr. Luciano most recently served as the Company’s Chief Technology Officer.

The Company may consider Mr. Luciano for an annual bonus and equity grants at the Company’s discretion.  The Company will also continue to provide Mr. Luciano and his eligible dependents with medical benefits under the Company’s medical plans.  In addition, during the term of the agreement and for so long as Mr. Luciano maintains his current residence in Las Vegas, Nevada, the Company will continue to pay Mr. Luciano a monthly housing subsidy of $5,000 so long as Mr. Luciano remains employed by the Company.

The foregoing summary is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)           Exhibits

10.1         Second Amendment to Employment Agreement by and between Bally Technologies, Inc. and Robert Luciano dated May 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Mark Lerner
Mark Lerner
Senior Vice President, General Counsel and Secretary

Dated: May 20, 2008